Ex 99.1

FOR IMMEDIATE RELEASE CONTACT: Alison van Harskamp Vice President, Director of Communications 717-625-6260, communications@susqbanc.com	[LOGO OF SUSQUEHANNA BANCSHARES, INC.] [LOGO OF PATRIOT BANK CORP.]

Susquehanna Bancshares, Inc. and Patriot Bank Corp.

Announce Definitive Merger Agreement

LITITZ AND POTTSTOWN, PA – (December 11, 2003) Susquehanna Bancshares, Inc. (“Susquehanna”) [NASDAQ: SUSQ] and Patriot Bank Corp. (“Patriot”) [NASDAQ: PBIX] today announced the signing of a definitive merger agreement pursuant to which Susquehanna will acquire Patriot in a stock and cash transaction valued at $212 million.

Patriot Bank Corp. is a bank holding company for Patriot Bank with 20 offices in the Greater Delaware Valley region of Pennsylvania. The transaction, unanimously approved by the boards of directors of both companies, will enhance Susquehanna’s presence in Pennsylvania, particularly in the high-growth counties of Berks, Chester, Lehigh, Montgomery and Northampton. Upon completion of the transaction, Susquehanna will become the fifth largest banking company headquartered in Pennsylvania with total assets of over $7.0 billion.

“Patriot’s business lines and the excellent demographics of their market area fit perfectly with our stated acquisition strategy,” said Susquehanna’s Chairman, President and Chief Executive Officer William J. Reuter. “The projected growth rate in Patriot’s franchise area is significantly greater than that of Pennsylvania. Additionally, their focus on small- and middle-market lending and wealth management mirrors our strategy. We believe that this combination creates tremendous opportunities and value for our shareholders, customers, employees and communities.”

Under the terms of the merger agreement, shareholders of Patriot will be entitled to elect to receive per share of Patriot common stock either $30.00 in cash, 1.143 common shares of Susquehanna or a combination thereof. Patriot shareholder elections are subject to allocation procedures. The application of these procedures would result in the exchange of 20 percent of the Patriot shares and options for cash, and the remaining Patriot shares and options would be exchanged for Susquehanna common stock or converted to Susquehanna options, as appropriate. Based upon the stated value of $30.00 per share, the transaction price represents 298% of Patriot’s book value and 21.4 times Patriot’s 2004 earnings per share estimate as reported by First Call. It is anticipated that the transaction will be completed during the second quarter of 2004, pending regulatory approvals and the approval of shareholders of Patriot Bank Corp. and Susquehanna Bancshares, Inc. Two Patriot directors will be added to the Susquehanna board.

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Susquehanna Bancshares, Inc. Patriot Bank Corp. Merger/Page 2 of 3

As part of the transaction, Patriot Bank will become a division of Susquehanna’s Farmers First Bank subsidiary. Patriot President and CEO Richard A. Elko will become President and CEO of the Patriot Bank division. The company expects to achieve 25 percent cost savings, or approximately $7.3 million, through the reduction of administrative and operational redundancies. The transaction is expected to be accretive to earnings per share in the first full year after closing.

Richard A. Elko, Patriot Bank Corp.’s President and Chief Executive Officer, said, “Susquehanna and Patriot share the same core values. Susquehanna’s community bank structure will enable us to make key business decisions locally, while enjoying the benefits that a large financial services organization can provide. We look forward to joining the team at Susquehanna to quickly integrate our two organizations and provide an expanded suite of products and services to our customers and communities.”

Susquehanna Bancshares, Inc. is a financial holding company with assets of $5.9 billion, operating in multiple states. It provides financial services through its subsidiaries at over 160 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susqbanc.com.

Patriot Bank Corp., parent company of Patriot Bank, is a $1 billion financial services company operating banking and lending offices in southeastern Pennsylvania. Patriot Advisors, a division of Patriot Bank Corp. with $360 million of assets under management, provides a full range of wealth and investment management services as well as certain employee benefits, brokerage and life insurance services. Investor information may be requested on Patriot’s Web site at www.patriotbank.com.

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on Susquehanna’s and Patriot’s current expectations, estimates and projections about future events. This may include statements regarding the timing of the closing of the transaction, the timing and success of integration efforts once the transaction is complete, Susquehanna’s expectations or ability to realize growth and efficiencies through the acquisition of Patriot and the impact of the transaction on Susquehanna’s business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of Susquehanna and Patriot or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreement will be met and the general effects of financial, economic, regulatory and political conditions affecting the banking and financial services industries. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Note: A conference call to discuss the transaction will be held on Thursday, December 11, 2003, at 1:00 PM EST. A live audio Web cast of the call as well as a slide presentation will be available online at Susquehanna’s Web site at www.susqbanc.com. You may access the Web cast at www.susqbanc.com by selecting “Investor Relations” at the top of the home page and clicking the “Live Web cast” link. To listen to the live presentation, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live presentation, a replay will be available from one hour after the call’s conclusion through December 25, 2003.

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Susquehanna Bancshares, Inc. Patriot Bank Corp. Merger/Page 3 of 3

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Patriot and Susquehanna intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the merger. The proxy statement/prospectus will be mailed to the stockholders of Patriot and Susquehanna. Investors and security holders of Patriot and Susquehanna are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Patriot, Susquehanna and the merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Patriot or Susquehanna with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Patriot by contacting Richard A. Elko, Patriot Bank Corp., High and Hanover Streets, Pottstown, PA 19464, telephone (610) 323-1500 or from Patriot’s Web site at www.patriotbank.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Drew K. Hostetter, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: (717) 625-6400.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.